CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 21, 2025, relating to the financial statements and financial highlights of Calvert Small/Mid-Cap Fund, one of the funds constituting Calvert Management Series (the “Trust”), appearing in Form N-CSR of the Trust for the year ended December 31, 2024, and to the references to us under the headings “Financial Highlights” and “Acquired Fund and Acquiring Fund Service Providers - Independent Registered Public Accounting Firm” in the Information Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 9, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 21, 2024, relating to the financial statements and financial highlights of Calvert Mid-Cap Fund, one of the funds constituting Calvert World Values Fund, Inc. (the “Corporation”), appearing in Form N-CSR of the Corporation for the year ended September 30, 2024, and to the references to us under the headings “Financial Highlights” and “Acquired Fund and Acquiring Fund Service Providers - Independent Registered Public Accounting Firm” in the Information Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 9, 2025